As filed with the Securities and Exchange Commission on February 27 , 2009
Registration No. 333-147264

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post Effective Amendment 2 to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JPAK GROUP, INC.
(Name of small business issuer in its charter)

Nevada	2650	20-1977020
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

15 Xinghua Road
Qingdao, Shandong Province
Postal Code 266401
People’s Republic of China
(86-532) 84616387
(Address and telephone number of principal executive offices and principal place of business)

Jpak Group, Inc.
15 Xinghua Road
Qingdao, Shandong Province
Postal Code 266401
People’s Republic of China
(86-532) 84616387
(Name, address and telephone number of agent for service)

Copies to:
Leser, Hunter, Taubman & Taubman
17 State Street, Flr. 20
New York, NY 10004
Tel: (212) 732-7184

Approximate date of proposed sale to the public:

As soon as practicable after the effective date of the registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.   See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this amendment to correct one of Mr. Wang’s titles.  In our previous amendment, which we filed on February 20, 2009, we mistakenly referred to Mr. Wang as our Acting Principal Financial Officer, instead of our Principal Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has and authorized this Amendment No. 2 Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Qingdao, China on February 26, 2009.

By:	/s/ Yijun Wang
Yijun Wang Chief Executive Officer and Principal Accounting Officer

By:	/s/ Dongliang (Frank) Su
Dongliang (Frank) Su Acting Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Amendment No. 2 Registration Statement on Form S-1 was signed by the following persons in the capacities and on the dates stated.

Signatures	Title	Date

/s/ Yijun Wang	Chief Executive Officer, President, Director (Principal Executive Officer) and Principal Accounting Officer	February 26 , 2009
Yijun Wang

/s/ Ming Qi	Director	February 26 , 2009
Ming Qi

/s/ Huatian Sha	Corporate Secretary, Director	February 26 , 2009
Huation Sha

/s/ Qingjun Yang	Director	February 26 , 2009
Qingjun Yan

/s/ Stewart Shiang Lor	Director	February 26 , 2009
Stewart Shiang Lor

/s/ Dongliang (Frank) Su	Acting Chief Financial Officer	February 26 , 2009
Dongliang (Frank) Su